                                                                EXHIBIT 10(c)(i)
                                                                ----------------





                                 PARENT GUARANTY

                             Dated as of May 3, 1996

                                      From

                        CONSOLIDATED STORES CORPORATION,

                                  as Guarantor

                                   in favor of

               THE LENDERS PARTY TO THE SHORT TERM LOAN AGREEMENT
                               REFERRED TO HEREIN,

                                       and

                       MERRILL LYNCH CAPITAL CORPORATION,

                                    as Agent


                                                                EXHIBIT 10(c)(i)
                                                                ----------------
                                TABLE OF CONTENTS


     SECTION                                                           PAGE
                                                                       ----

         1.        Guaranty                                              1

         2.        Guaranty Absolute                                     1

         3.        Waivers                                               3

         4.        Subrogation                                           3

         5.        Payments Free and Clear of Taxes, Etc.                4

         6.        Representations and Warranties                        6

         7.        Terms of Subordination                                8

         8.        Undertaking                                           11

         9.        Amendments, Etc.                                      14

         10.       Notices, Etc.                                         14

         11.       No Waiver; Remedies                                   14

         12.       Right of Set-off                                      15

         13.       Indemnificatio                                        15

         14.       Continuing Guaranty; Assignments Under the
                   Short Term Loan Agreement                             15

         15.       Governing Law; Jurisdiction;
                   Waiver of Jury Trial, Etc.                            16

                                 PARENT GUARANTY

     GUARANTY dated May 3, 1996 made by Consolidated Stores Corporation, a Delaware corporation (the "GUARANTOR"), in favor of the banks, financial institutions and other institutional lenders (the "LENDERS") party to the Short Term Loan Agreement (as defined below), and MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation ("MLCC") as agent (the "AGENT") for the Lenders.

     PRELIMINARY STATEMENT. The Lenders and the Agent are parties to a Short Term Loan Agreement dated as of May 3, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "SHORT TERM LOAN AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with Consolidated Stores Corporation, an Ohio corporation (the "BORROWER"). The Guarantor is the Parent of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Short Term Loan Agreement. It is a condition precedent to the making of Advances by the Lenders under the Short Term Loan Agreement that the Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances to the Borrower under the Short Term Loan Agreement, the Guarantor hereby agrees as follows:

     SECTION 1. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Agent or any other Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

     SECTION 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any



Exhibit 10(c)(i) Page 1 other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of the Agent or any Lender to disclose to the Borrower or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to the Agent or such Lender (the Guarantor waiving any duty on the part of the Parties to disclose such information); or

          (g) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or by any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Exhibit 10(c)(i)                                                         Page 2

     SECTION 3. WAIVERS. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

     (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

     SECTION 4. SUBROGATION. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

Exhibit 10(c)(i)                                                         Page 3

     SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Guarantor hereunder shall be made, in accordance with Section 2.08 of the Short Term Loan Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and
(iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Guarantor agrees to pay any present or future Other Taxes.

     (c) The Guarantor will indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 5) imposed on or paid by the Agent or such Lender (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent or such Lender (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Agent, at its address referred to in Section 9.02 of the Short Term Loan Agreement, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or by or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Upon the reasonable request in writing of the Guarantor, each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Short Term Loan Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter upon the reasonable request in writing by the Guarantor (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Agent and the Guarantor with two original Internal Revenue Service forms 1001 or 4224, as


Exhibit 10(c)(i) Page 4 appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under the Short Term Loan Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to the Short Term Loan Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to the Short Term Loan Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) and requested by the Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender has failed to provide the Guarantor following the Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (g) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.


Exhibit 10(c)(i)                                                          Page 5

     SECTION 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as of the date hereof as follows:

          (a) The Guarantor and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Guarantor and each of its Subsidiaries listed on Schedule 4.01(j) is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a Material Adverse Effect. All of the outstanding capital stock of the Guarantor and each of its Subsidiaries has been validly issued, is fully paid and non-assessable.

          (b) The Guarantor has full corporate power and authority to enter into, deliver and perform its obligations under each Loan Document and each Material Contract to which it is or will be a party and to consummate each of the transactions contemplated by each such Loan Document and Material Contract and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Loan Document to which it is or will be a party and to authorize the Acquisition; and each Loan Document to which it is a party constitutes, and each Material Contract to which it is or will be a party when delivered pursuant to the Short Term Loan Agreement will constitute, the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally.

          (c) Neither the execution and delivery of any Loan Document, any Material Contract to which the Guarantor is or is to be a party nor the performance by the Guarantor of its obligations thereunder, nor the consummation of the transactions contemplated thereby including, without limitation, the Acquisition will, (i) conflict with the charter or by-laws of the Guarantor or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Guarantor or any Subsidiary of the Guarantor, as the case may be, under, (A) any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System), (B) any loan agreement, indenture or similar instrument or agreement, or (C) any material mortgage, deed of trust or other similar instrument or agreement, in each case, to which the Guarantor or any Subsidiary of the Guarantor, as the case may be, may be or become a party or by which it may be or become bound or to which any of the property or assets of



Exhibit 10(c)(i) Page 6 the Guarantor or any Subsidiary of the Guarantor, as the case may be, may be subject.

          (d) No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any law, constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body or any agreement in connection with the execution, delivery and carrying out of this Guaranty, the other Loan Documents or the Material Contracts by the Guarantor, except as listed in
     Schedule 4.01(d), all of which shall have been obtained or made on or prior to the Closing Date.

          (e) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any Subsidiary of the Guarantor at law or equity before any Official Body which individually or in the aggregate (A) would restrain, prohibit or impose adverse conditions on the ability of the Lenders to make the Loan,
     (B) could be reasonably expected to have a Material Adverse Effect, (C) would impair the ability of MLPF&S to sell debt or equity securities as contemplated by Section 8 hereof or (D) could purport to affect the legality, validity or enforceability of this Guaranty, any other Loan Document or the consummation of the transactions contemplated thereby, including, without limitation, the Acquisition and the Offering, and, in each case there is a reasonable probability that such action, suit, investigation, litigation or proceeding would be successful on the merits.

          (f) No event has occurred and is continuing and no condition exists now or will exist after the execution of the Loan Documents or the Material Contracts which constitutes a Default. Neither the Guarantor nor any Subsidiaries of the Guarantor is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or
     (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to have a Material Adverse Effect.

          (g) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (h) The Guarantor has, independently and without reliance upon the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.


Exhibit 10(c)(i)                                                         Page 7

          (i) The breach of any of the foregoing representations and warranties with respect to a Subsidiary of the Guarantor other than the Borrower or a Material Subsidiary shall not be deemed to breach such representation or warranty unless such breach has a Material Adverse Effect.


     SECTION 7. TERMS OF SUBORDINATION. (a) SUBORDINATED DEBT SUBORDINATE TO SENIOR INDEBTEDNESS. The Guarantor agrees, and each Lender and holder of any Note, by its acceptance thereof, also agrees, that the Subordinated Debt (as defined below) is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined below).

          (b) EVENTS OF SUBORDINATION. (i) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Guarantor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor or otherwise, Senior Indebtedness shall first be paid in full before the Lenders or other holders of any Subordinated Debt shall be entitled to receive any payment of all or any of the Subordinated Debt, and any payment that otherwise would be payable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Guarantor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Bank Agent for the account of the Banks for application to the payment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full.

               (ii) In the event that any Bank Event of Default described in
          Section 8.1.1 of the Bank Credit Agreement shall have occurred and be continuing with respect to the Guarantor, then no payment (including any payment that may be payable by reason of any other indebtedness of the Guarantor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Guarantor for or on account of any Subordinated Debt, and neither the Agent nor any Lender or other holder of any Subordinated Debt shall take or receive from the Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

               (iii) In the event that any Bank Event of Default (other than a Bank Event of Default described in Section 8.1.1 of the Bank Credit Agreement) shall have occurred and be continuing with respect to the Guarantor and the Bank Agent gives written notice thereof to the Agent, then no payment (including any payment that may be payable by reason

Exhibit 10(c)(i)                                                         Page 8
               of any other indebtedness of the Guarantor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Guarantor for or on account of any Subordinated Debt, and neither the Agent nor any Lender or other holder of any Subordinated Debt shall take or receive from the Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, during a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of such notice and ending on the earlier of (i) the date such Bank Event of Default shall have been cured or waived in writing and (ii) the date 179 days from the date of receipt of such notice. Any number of such notices may be given by the Agent; PROVIDED, HOWEVER, that during any 360-day period the aggregate number of days during which a Payment Blockage Period shall be in effect shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

     (c) IN FURTHERANCE OF SUBORDINATION. (i) Each Lender or other holder of any Notes by its acceptance thereof authorizes and directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Bank Agent and the Banks and the Lenders and other holders of Subordinated Debt, the subordination as provided in this Section 7 and appoints the Agent his attorney-in-fact for any and all such purposes.

                    (ii) If any proceeding referred to in Section 7(b)(i) above is commenced by or against the Guarantor, the Lenders and other holders of the Subordinated Debt and the Agent shall duly and promptly take such action as the Bank Agent may reasonably request (A) to collect the Subordinated Debt and to file appropriate claims or proofs of claim in respect of the Subordinated Debt and (B) to collect and receive any and all payments which may be payable upon or with respect to the Subordinated Debt.

                    (iii) All payments upon or with respect to the Subordinated
               Debt which are received by the Agent or any Lender or other holder of any Subordinated Debt contrary to the provisions of this Section shall be received in trust for the benefit of the Banks, shall be segregated from other funds and property held by the Agent or such Lender or other holder of Subordinated Debt and shall be forthwith paid over to the Bank Agent for the account of the Banks in the same form as so received (with any necessary indorsement) to be applied to the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Bank Credit Agreement.



Exhibit 10(c)(i)                                                         Page 9

          (iv) The Bank Agent is hereby authorized to demand specific performance of the provisions of this Section, whether or not the Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when any Lender or other holder of Subordinated Debt or the Agent shall have failed to comply with any of the provisions of this Section applicable to it. The Lenders and other holders of the Subordinated Debt and the Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     (d) RIGHTS OF SUBROGATION. No payment or distribution to the Bank Agent or the Banks pursuant to the provisions of this Section shall entitle any Lender or other holder of Subordinated Debt to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full.

     (e) FURTHER ASSURANCES. The Lenders and other holders of the Subordinated Debt, the Agent and the Guarantor each will, at the Guarantor's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Bank Agent or any Bank to exercise and enforce its rights and remedies hereunder.

     (f) AGREEMENTS IN RESPECT OF SUBORDINATED DEBT. (i) No amendment, waiver or other modification of this Guaranty may adversely affect the rights or interests of the Bank Agent or any Bank hereunder.

          (ii) The Agent shall promptly notify the Bank Agent of the occurrence of any Event of Default.

     (g) AGREEMENT BY THE GUARANTOR. The Guarantor agrees that it will not make, nor permit any of its Subsidiaries to make, any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Section.

     (h) WAIVER. The Lenders and other holders of the Subordinated Debt, the Agent and the Guarantor each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Section and any requirement that the Bank Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Guarantor or any other person or entity or any collateral.

          (i) NO WAIVER; REMEDIES. No failure on the part of the Bank Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial


Exhibit 10(c)(i) Page 10 exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (j) Certain Terms. For purposes of this Guaranty, the following terms shall have the following meanings:


          "SUBORDINATED DEBT" means all Obligations of the Guarantor now or hereafter existing under this Guaranty (whether created directly or acquired by assignment or otherwise) consisting of principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 8.02(a) of the Short Term Loan Agreement, whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding) or fees, including, without limitation, the fees referred to in Section 2.02(b) or 2.07(c) of the Short Term Loan Agreement.

          "SENIOR INDEBTEDNESS" means, as to the Guarantor, (i) all Obligations of the Guarantor now or hereafter existing under the Master Guaranty Agreement (as defined in the Bank Credit Agreement) (whether created directly or acquired by assignment or otherwise) consisting of principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 8.02(a) of the Short Term Loan Agreement, whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding) or fees and (ii) the obligations of the Guarantor in a principal amount not to exceed $35,000,000 under the Note Purchase Agreement dated as of August 1, 1987 among the Borrower, the Guarantor and the Purchasers named therein.

     SECTION 8. UNDERTAKING. In consideration of the Agent and Lenders entering into the Credit Agreement, the Guarantor hereby agrees with the Agent and the Lenders as follows:


     (a) The Guarantor will use its best efforts to cause Registration Statement No. 333-2545 relating to 4,025,000 shares of the Guarantor's Common Stock (the "Offering") filed on April 16, 1996 with the Securities and Exchange Commission (the "Registration Statement") to become effective under the Securities Act of 1933, as amended (the "Securities Act") prior to June 30, 1996. In connection with the Offering the Guarantor hereby agrees to perform its undertakings set forth in Section (b)(ii), (iii), (iv), (vii), (viii), (ix), (x ) and (xi) to the same extent as required in the case of a Refinancing.

     (b) In the event the Registration Statement does not so become effective by the date specified in Section 1 above, the Guarantor will use its best efforts to



Exhibit 10(c)(i) Page 11 effectuate an offering and sale of equity securities of the Guarantor to Persons other than the Borrower or any of its Subsidiaries, or to effectuate such other financing transactions, in each case reasonably acceptable in form and substance to MLPF&S, in an amount to be agreed upon between the Guarantor and MLCC (a "Refinancing") (which amount, in the event any unpaid amounts are outstanding under the Credit Agreement, shall be sufficient to provide the Borrower Net Proceeds sufficient to refinance the principal amount of the Loan and pay interest accrued thereon and all fees, expenses, commissions and other amounts payable by the Borrower and the Subsidiary Guarantors under the Credit Agreement, the Short Term Notes and the Subsidiary Guaranties (the "Subject Documents")), including, but not limited to:

          (i) preparing as soon as possible, but in no event later than July 31, 1996, an offering memorandum or a registration statement under the Securities Act for a private offering or an underwritten primary public offering, as the case may be, of the Guarantor's securities and containing such disclosure as may be appropriate and customary for such documents and using its best efforts to cause any such registration statement to become effective under the Securities Act or consummating such Refinancing prior to September 30, 1996;

          (ii) cooperating fully with MLPF&S and providing all information reasonably requested by MLPF&S in connection with any Refinancing, including, without limitation, providing all information reasonably requested by MLPF&S to effect the sale or placement of any securities to be offered;

          (iii) in the event any securities are offered publicly, executing underwriting agreements to reflect the terms of the Refinancing, and containing such covenants, representations and warranties, indemnities as shall be mutually acceptable to the Guarantor and MLPF&S in their reasonable judgment and delivering such legal opinions, officers' certificates and accountants' comfort letters as may be required by, and in form and substance satisfactory to, MLPF&S in its reasonable judgment;

          (iv) in connection with any public offering or private placement of securities, offering such securities on terms, including but not limited to, interest and/or dividend rates, maturities, preferences, covenants and redemption dates and prices, as may be mutually acceptable to the Guarantor MLPF&S in their reasonable judgment in light of prevailing circumstances and current market conditions and the Guarantor's financial condition and prospects;

          (v) in the event any securities are sold in a private placement, causing the securities held by the purchasers (including MLCC and MLPF&S) in such a private placement to be registered pursuant to such number of registration statements over such period of time as MLPF&S


Exhibit 10(c)(i) Page 12 and the Guarantor may mutually agree in their reasonable judgment prior to such private placement;

          (vi) paying all reasonable costs and expenses of engaging a qualified independent underwriter in connection with any public offering and, to the extent necessary, a private placement of securities;

          (vii) in the event any securities are offered publicly or sold in a private placement, upon a request made by MLPF&S in its sole discretion, making available for sale, and selling with any such sale of securities, warrants to purchase capital stock, the terms of which will be determined by MLPF&S in its reasonable judgment in light of prevailing circumstances and current market conditions and the Guarantor's financial condition and prospects;

          (viii) assisting MLPF&S in connection with the marketing of any securities to be offered publicly or placed privately;

          (ix) providing such other cooperation and assistance as is customarily provided by issuers in connection with the private placement and/or public sale of securities;

          (x) cooperating fully with MLPF&S, and providing all information reasonably requested by MLPF&S, in connection with other financing transactions comprising part of a Refinancing on terms which will be mutually acceptable to the Guarantor and MLPF&S in their reasonable judgment in light of prevailing circumstances and current market conditions and the Guarantor's financial condition and prospects;

          (xi) engaging MLPF&S as an underwriter or placement agent for any offering or placement of securities in connection with the Offering or any Refinancing, such engagement to be on terms mutually acceptable to the Guarantor and MLPF&S; and

          (xii) in the event of any such other financing transaction, executing such documentation as may be necessary, and containing such covenants, representations, warranties and indemnities as shall be mutually acceptable to the Guarantor and MLPF&S in their reasonable judgment and delivering such legal opinions, officers' certificates and accountants' comfort letters as may be required by, and in form and substance satisfactory to, MLPF&S in its reasonable judgment.


Exhibit 10(c)(i)                                                        Page 13

     SECTION 9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) release or limit the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders required to take any action hereunder.

     SECTION 10. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at the address 300 Phillipi Road, P.O. Box 28512, Columbus, Ohio 43228-0512, Attention: James A. McGrady, Telecopier No.
(614) 464-6666; with a copy to Benesch, Friedlander, Coplan & Aronoff P.L.L., 2300 B.P. America Building, 200 Public Square, Cleveland, Ohio 44114-2378,
Attention: Michael Wager, Telecopier No. (216) 363-4588, if to the Agent or any Lender, at its address specified in the Short Term Loan Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

     SECTION 11. NO WAIVER; REMEDIES. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


Exhibit 10(c)(i)                                                        Page 14

     SECTION 12. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Short Term Loan Agreement to authorize the Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

     SECTION 13. INDEMNIFICATION. Without limitation on any other Obligations of the Guarantor or remedies of the Agent and the Lenders under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Agent and each Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such the Agent's and the each Lender's legal counsel) suffered or incurred by such Agent or such Lender, as the case may be, as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

     SECTION 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE SHORT TERM LOAN AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Short Term Loan Agreement (including, without limitation, all or any portion of its Commitment and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Party herein or otherwise, in each case as and to the extent provided in Section
9.08 of the Short Term Loan Agreement.


Exhibit 10(c)(i)                                                        Page 15

     SECTION 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

     (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Agent or any other Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       CONSOLIDATED STORES CORPORATION


                                       By _____________________________
                                       Title:


Exhibit 10(c)(i)                                                        Page 16